Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

THE GOODYEAR TIRE & RUBBER COMPANY1
(Exact name of obligor as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	34-0253240 (I.R.S. Employer Identification No.)

1144 East Market Street Akron, Ohio (Address of principal executive offices)	44316-0001 (Zip code)

Goodyear Tire and Rubber Company — $500,000,000 Senior Floating Rate Notes due 2009
Goodyear Tire and Rubber Company — $325,000,000 8.625% Senior Notes due 2011
(Title of the indenture securities)

1 See Table 1 – List of additional obligors

TABLE 1
SUBSIDIARY GUARANTORS

				Primary
				Standard
	State of	I.R.S. Employer		Industrial
	Incorporation or	Identification	Address of Registrant’s	Classification	Address of
Registrant	Organization	Number	Principal Executive Offices	Code Number	Agent for Service
Celeron Corporation	Delaware	51-0269149	1144 East Market Street Akron, Ohio 44316 (330) 796-2121	9995	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800

Dapper Tire Co., Inc.	California	95-2012142	4025 Lockridge Street San Diego, California 92102 (714) 375-6146	5013	Corporation Service Company— Lawyers Incorporating Service 2730 Gateway Oaks Drive Suite 100 Sacramento, California 95833 (800) 927-9800

Divested Companies Holding Company	Delaware	51-0304855	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	9995	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800

Divested Litchfield Park Properties, Inc.	Arizona	51-0304856	2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800	9995	Corporation Service Company 2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800

Goodyear Canada Inc.	Ontario	Not applicable	450 Kipling Avenue Toronto Ontario M8Z 5E1 Canada (416) 201-4300	3060	Secretary 450 Kipling Avenue Toronto Ontario M8Z 5F1 Canada (416) 201-4300

Goodyear Farms, Inc.	Arizona	86-0056985	2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800	3523	Corporation Service Company 2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021 (800) 927-9800

Goodyear International Corporation	Delaware	34-0253255	1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121	5013	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800

Goodyear Western Hemisphere Corporation	Delaware	34-0736571	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	5013	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800

The Kelly-Springfield Tire Corporation	Delaware	31-1515120	1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121	9995	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800

Wheel Assemblies Inc.	Delaware	34-1879550	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800	9995	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800

Wingfoot Commercial Tire Systems, LLC	Delaware	31-1735402	1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121	5531	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (800) 927-9800

Wingfoot Ventures Eight Inc.	Delaware	51-0319223	1105 North Market Street Suite 1300 Wilmington, Delaware 19899 (302) 651-8410	9995	Corporation Service Company 2711 Centerville Road Suite 400 Wilmington, Delaware 19808

Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Treasury Department
Washington, D.C. 20230
Federal Deposit Insurance Corporation
Washington, D.C. 20429
Federal Reserve Bank of San Francisco
San Francisco, California 94120
(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
          None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee.           Not applicable.
Item 16. List of Exhibits.             List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
**    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 10th day of August, 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Timothy P. Mowdy
Timothy P. Mowdy
Vice President

EXHIBIT 6
August 10, 2007
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Timothy P. Mowdy
Timothy P. Mowdy
Vice President

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,467
Interest-bearing balances		1,280
Securities:
Held-to-maturity securities		0
Available-for-sale securities		40,238
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		6,195
Securities purchased under agreements to resell		1,187
Loans and lease financing receivables:
Loans and leases held for sale		33,093
Loans and leases, net of unearned income	251,321
LESS: Allowance for loan and lease losses	2,151
Loans and leases, net of unearned income and allowance		249,170
Trading Assets		3,665
Premises and fixed assets (including capitalized leases)		4,173
Other real estate owned		657
Investments in unconsolidated subsidiaries and associated companies		392
Intangible assets
Goodwill		8,994
Other intangible assets		18,668
Other assets		16,668

Total assets		$396,847

LIABILITIES
Deposits:
In domestic offices		$269,773
Noninterest-bearing	75,101
Interest-bearing	194,672
In foreign offices, Edge and Agreement subsidiaries, and IBFs		43,580
Noninterest-bearing	6
Interest-bearing	43,574
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,911
Securities sold under agreements to repurchase		6,114

Dollar Amounts
In Millions
Trading liabilities	2,328
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	6,914
Subordinated notes and debentures	10,148
Other liabilities	14,055

Total liabilities	$356,823

Minority interest in consolidated subsidiaries	58

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	14,239
Accumulated other comprehensive income	456
Other equity capital components	0

Total equity capital	39,966

Total liabilities, minority interest, and equity capital	$396,847

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Karen B. Nelson
Vice President
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
Michael Loughlin
John Stumpf                                 Directors
Carrie Tolstedt